Calculation of Filing Fee Tables
S-8
Global Medical REIT Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share	Other	1,650,000	$ 9.15	$ 15,097,500.00	0.0001476	$ 2,228.39
Total Offering Amounts:						$ 15,097,500.00		$ 2,228.39
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,228.39
Offering Note
[1]	(1) The Form S-8 registration statement to which this Exhibit 107.1 is attached (the "Registration Statement") registers 1,650,000 shares of common stock of Global Medical REIT Inc., $0.001 par value per share (the "Common Stock"), of Global Medical REIT Inc., a Maryland corporation, that may be delivered with respect to awards under the Global Medical REIT Inc. 2016 Equity Incentive Plan (as amended from time to time, the "Plan"), which shares consist of shares of Common Stock reserved and available for delivery with respect to awards under the Plan and additional shares of Common Stock that may again become available for delivery with respect to awards under the Plan pursuant to the reallocation provisions of the Plan. (2) Pursuant to Rule 416(a) under the Securities Act, the Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock that may become issuable as a result of stock splits, stock dividends, or similar transactions pursuant to the adjustment or anti-dilution provisions of the Plan. (3) The proposed maximum offering price per share and proposed maximum aggregate offering price for the shares of Stock covered by this Registration Statement have been estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act based upon the average of the high and low prices of a share of Common Stock as reported on the New York Stock Exchange on August 7, 2024, which was equal to $9.15.